                       COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, SS.                                 SUPERIOR COURT
                                             C.A. NO. 94-5428

-----------------------------------------x

JOEL G. LIPPE,                           :
                         PLAINTIFF,
          v.                             :

CABLEVISION SYSTEMS CORP., CHARLES F.    :
DOLAN, CABLEVISION OF BOSTON LIMITED
PARTNERSHIP, CABLEVISION SYSTEMS         :
BOSTON CORP., CABLEVISION OF
BROOKLINE LIMITED PARTNERSHIP,           :
CABLEVISION SYSTEMS BROOKLINE CORP.,
CABLEVISION SYSTEMS SERVICES CORP.,      :
CABLEVISION FINANCE LIMITED PARTNER-
SHIP, COB, INC., and CABLEVISION OF      :
BOSTON, INC.,
                                         :
                         DEFENDANTS.
-----------------------------------------x

                         STIPULATION OF SETTLEMENT

       The parties in the above-captioned action, by and through their undersigned attorneys, hereby enter into this Stipulation of Settlement ("Stipulation") on the following terms and subject to the conditions set forth below:

                               DEFINED TERMS

       The terms set forth below shall have the indicated meaning in this Stipulation and any capitalized terms not specifically set forth in this section or otherwise defined in this Stipulation shall have the meaning set forth in the Glossary at pages 162-165 of the October 18, 1995 Consent Solicitation, a copy of which is attached hereto as Exhibit D:



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          ACTION. The putative class action filed on or about October 5, 1994 by Plaintiff Joel G. Lippe in the Suffolk Superior Court, Commonwealth of Massachusetts, captioned LIPPE V. CABLEVISION SYSTEMS CORP., ET AL., C.A. No. 94-5428.

          APPROVAL. The entry of an Order and Final Judgment in the Action substantially in the form of Exhibit C attached hereto or otherwise approved by Class Counsel, Cablevision Counsel and Partnership Counsel, finally approving this Stipulation and dismissing with prejudice the Settled Claims.

          BALANCE. Balance has the meaning ascribed to it in paragraph 6(b) of this Stipulation.

          CABLEVISION. Cablevision Systems Corporation, a Delaware corporation.

          CABLEVISION OF BOSTON, INC. The corporation established as the Incorporation vehicle and a wholly-owned subsidiary of the Partnership, which is referred to as "Boston Sub" in the October 18, 1995 Consent Solicitation.

          CABLEVISION CLASS A COMMON STOCK. Class A Common Stock, par value $0.01 per share, of Cablevision.

          CABLEVISION COUNSEL. Yvonne S. Quinn and John P. Mead, Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.

          CABLEVISION FINANCE. Cablevision Finance Limited Partnership, a wholly-owned subsidiary of Cablevision.

          CABLEVISION FINANCE FULL CONTRACTUAL RIGHTS. The rights conferred on Cablevision Finance pursuant to the terms of the instruments relating to the Preferred Equity held by it, including (i) the right to payment of the full amounts contributed to the Partnership in respect of its Preferred Equity; (ii) any unpaid cumulative distributions at the rate of 15% per annum, compounded semi-annually; (iii) the right to a payment of (i) and (ii) out of funds legally available for distribution to Partners, prior to any distribution to Partners; and (iv) the right to receive 20% of all amounts available for post-Payout distributions.

          CLASS. A conditional class for settlement purposes only that consists of all persons who are Limited Partners, beneficially or of record, on the date of this Stipulation and who are also Unaffiliated Limited Partners.

          CLASS COUNSEL. (1) Ronald Litowitz and Richard Speirs, Bernstein Litowitz Berger & Grossmann LLP, 1285 Avenue of the Americas, New York, New York 10019; (2) Thomas Weinstock and James Keegan, Bendit Weinstock & Sharbaugh, 80 Main Street, West Orange, New Jersey 07052; and (3) Thomas Shapiro, Shapiro Grace Haber & Urmy, 75 State Street, Boston, Massachusetts 02109.

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          CLASS COUNSEL EXPENSES. Out-of-pocket disbursements awarded Class
Counsel by the Court pursuant to paragraph 10 of this Stipulation.

          CLASS COUNSEL FEES. Fees awarded Class Counsel by the Court pursuant to paragraph 10 of this Stipulation.

          CLASS ESCROW. An escrow account into which the Settlement Amount is to be paid by Cablevision as provided for in paragraph 5 of this Stipulation.

          CLASS NOTICE. Notice substantially in the form attached hereto as Exhibit A or in such other form as is approved by Class Counsel, Cablevision Counsel and Partnership Counsel.

          CLASS REPRESENTATIVE. Plaintiff Joel G. Lippe.

          COMMISSION. The Securities and Exchange Commission.

          COMPLAINT. The complaint in the Action.

          CONSENT PROCESS. The solicitation of consents to the Incorporation and Merger including the filing of preliminary and final consent solicitation materials (including the October 18, 1995 Consent Solicitation) and the registration, offer and issuance of the Cablevision Class A Common Stock to be issued in the Merger.

          COURT. Suffolk Superior Court, Commonwealth of Massachusetts, before which the Action is pending.

          CSBC. Cablevision Systems Boston Corporation, a Massachusetts corporation wholly-owned by Dolan, and a General Partner of the Partnership.

          CSSC. Cablevision Systems Services Corporation, a New York corporation wholly-owned by Dolan.

          CSSC FULL CONTRACTUAL RIGHTS. The rights conferred on CSSC pursuant to the terms of the instruments relating to the Preferred Equity held by it, including (i) the right to payment of the full amounts contributed to the Partnership in respect of its Preferred Equity; (ii) any unpaid cumulative distributions thereon at the rate of 15% per annum, compounded semi-annually; and (iii) the right to payment of (i) and (ii) out of funds legally available for distribution to Partners, prior to any distribution to Partners. The right to payment of (i) is subordinate to the payment of the full amounts contributed to the Partnership in respect of Cablevision Finance's Preferred Equity.

          DEFENDANTS. All defendants named in the Action including Cablevision Systems Corporation, Charles F. Dolan, Cablevision of Boston Limited Partnership, Cablevision

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Systems Boston Corporation, Cablevision of Brookline Limited Partnership,
Cablevision Systems Brookline Corporation, Cablevision Systems Services Corporation, Cablevision Finance Limited Partnership, COB, Inc. and Cablevision of Boston, Inc.

          DOLAN. Charles F. Dolan, the managing general partner of the Partnership, the Chairman of Cablevision and the managing general partner of Cablevision of Brookline Limited Partnership, a Massachusetts limited partnership of which 99% is held by the Partnership as its limited partner.

          FINAL APPROVAL. Final Approval occurs when an Order and Final Judgment entered in the Action substantially in the form of Exhibit C attached hereto or otherwise approved by Class Counsel, Cablevision Counsel and Partnership Counsel finally approving this Stipulation of Settlement becomes final and nonappealable by virtue of expiration of all appropriate appeal periods without an appeal being filed, or, if an appeal is filed, by final affirmance thereof upon appeal, or final dismissal of all appeals therefrom.

          FULL CONTRACTUAL RIGHTS. Cablevision Finance Full Contractual Rights and CSSC Full Contractual Rights.

          GENERAL PARTNERS. The two general partners of the Partnership, Dolan and CSBC.

          INCORPORATION. The transfer of substantially all of the assets and all of the liabilities of the Partnership to Cablevision of Boston, Inc.

          LIMITED PARTNERS. The investors holding one or more Units in the Partnership.

          LIQUIDATION. The dissolution and liquidation of the Partnership immediately after the consummation of the Merger.

          MERGER. The merger of a wholly-owned subsidiary of Cablevision, COB, Inc., with and into Cablevision of Boston, Inc. pursuant to which the Partnership will receive shares of Cablevision Class A Common Stock in exchange for shares of capital stock of Cablevision of Boston, Inc.

          MERGER AGREEMENT. The Acquisition Agreement and Plan of Merger and Reorganization Relating to Cablevision of Boston Limited Partnership, dated as of June 14, 1994, among Cablevision, the Partnership and certain other parties, as amended from time to time.

          OCTOBER 18, 1995 CONSENT SOLICITATION. The Consent Solicitation Statement/Prospectus, dated October 18, 1995, filed with the Commission and mailed to Limited Partners on or about October 20, 1995, a copy of which is attached hereto as Exhibit D.

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          PARTNERS. The General Partners and the Limited Partners.

          PARTNERSHIP. Cablevision of Boston Limited Partnership, a Massachusetts limited partnership.

          PARTNERSHIP AGREEMENT. The Partnership's Articles of Limited Partnership, as amended from time to time.

          PARTNERSHIP COUNSEL. Robert L. King and Daniel Murphy, Debevoise & Plimpton, 601 South Figueroa Street, Suite 3700, Los Angeles, California 90017.

          PER UNIT BALANCE. Per Unit Balance has the meaning ascribed to it in paragraph 6(b) of this Stipulation.

          PREFERRED EQUITY. Preferred equity in the Partnership.

          PREFERRED EQUITY INTERESTS. The face amount of the Preferred Equity and the cumulative distributions thereon.

          PRELIMINARY APPROVAL. The entry of an Order in the Action substantially in the form of Exhibit B attached hereto or otherwise approved by Class Counsel, Cablevision Counsel and Partnership Counsel.

          PRELIMINARY CONSENT SOLICITATION. The Preliminary Consent Solicitation Statement/Prospectus filed with the Commission on June 15, 1994, as amended from time to time thereafter.

          SETTLED CLAIMS. Settled Claims has the meaning ascribed thereto in paragraph 1 of this Stipulation.

          SETTLEMENT. The settlement and resolution of the Action as among the Class, on the one hand, and Defendants, on the other hand, and as set forth in this Stipulation.

          SETTLEMENT AMOUNT. The amount of $1,250,000.00 to be paid by Cablevision as set forth in paragraph 5 of this Stipulation.

          SETTLEMENT HEARING. The hearing before the Court on the application for Approval of the proposed Settlement, and any adjournment thereof.

          STIPULATION. This Stipulation of Settlement.

          TRANSACTIONS. Collectively, the Incorporation and the Merger.

          UNAFFILIATED LIMITED PARTNERS. Limited Partners other than Cablevision and officers and directors of Cablevision.

             TERMS AND CONDITIONS OF STIPULATION OF SETTLEMENT

          WHEREAS:

          A. On June 14, 1994, the Partnership and Cablevision, Cablevision of Boston, Inc., Charles F. Dolan, Cablevision Systems Boston Corporation, Cablevision Systems Services Corporation and Cablevision Finance Limited Partnership, each of whom was subsequently named a Defendant in the above-captioned action, entered into the Merger Agreement, which contemplated two separate transactions, the ultimate result of which is the acquisition by Cablevision of substantially all of the assets of and all of the liabilities of the Partnership. The first of these two transactions, the Incorporation, involves the transfer of substantially all of the Partnership's assets and all of the Partnership's liabilities to Cablevision of Boston, Inc., a corporation, that is a wholly owned subsidiary of the Partnership. The second of these two transactions, the Merger, involves the merger of a wholly-owned subsidiary of Cablevision with and into Cablevision of Boston, Inc., in which the Partnership will receive shares of Cablevision Class A Common Stock for all of the issued and outstanding stock of Cablevision of Boston, Inc. After consummation of the Merger, the Partnership will then Liquidate and the Cablevision Class A Common Stock received by the Partnership in the Merger will be distributed to the Partnership's Partners and the holder of the Partnership's Preferred Equity. Upon completion of the Incorporation and Merger (collectively, the "Transactions") and the Liquidation, Cablevision of Boston, Inc. will become a wholly-owned subsidiary of Cablevision and the Partnership's Limited Partners will hold stock of Cablevision.

           B. On June 15, 1994 and from time to time thereafter as it was amended in the course of Commission review, the Partnership filed with the Commission the Preliminary Consent Solicitation, which, when finalized and delivered to the Limited Partners, would seek consent from such Limited Partners to the Transactions and which described, among other things, the Transactions and the Liquidation. The Preliminary Consent Solicitation was publicly available pursuant to applicable rules and procedures of the Commission.

          C. The Preliminary Consent Solicitation stated that consummation of both the Incorporation and the Merger would result in the Limited Partners receiving in the Liquidation Cablevision Class A Common Stock with an expected market value of approximately $10,000 per Unit of limited partnership interest, which totals approximately $40 million and is 100% of the total of the per Unit amounts invested by the Limited Partners that are Unaffiliated Limited Partners.

           D. The Preliminary Consent Solicitation also explained that Cablevision Finance, a subsidiary of Cablevision and a holder of Preferred Equity, had agreed solely in connection with the Merger, to a substantial reduction in its Preferred Equity Interests in order to increase the amounts distributable to the Limited Partners in the Liquidation. To exemplify the degree of reduction, based upon financial information as of June 30, 1994, the Preferred Equity Interests totalled $145.4 million and those Interests would receive only $50.3 million as a result of the agreed upon reduction.

       E. The Preliminary Consent Solicitation also disclosed that, in considering the Transactions, the General Partners, together with their counsel, Debevoise & Plimpton, had reviewed the issuance of the Preferred Equity and that, although the General Partners continue to believe that the Preferred Equity was validly issued, they concluded, based on such review and the advice of their counsel, that one or more Limited Partners could bring litigation challenging the issuance of the Preferred Equity on the grounds that it did not fully comply with the Partnership Agreement and claiming that the holders of the Preferred Equity are not entitled to the Full Contractual Rights of the Preferred Equity. The Preliminary Consent Solicitation further disclosed (i) that, after analyzing the issues that might be raised in litigation brought by a Limited Partner and the applicability of various available defenses, counsel to the General Partners identified litigation outcomes that they believe represent the range of possible outcomes of such a litigation and assessed the probability of such outcomes; (ii) that, based on their assessment of the likelihoods of such outcomes, such counsel advised the General Partners that the holders of the Preferred Equity would more likely than not be entitled to at least $80 million if, hypothetically, the validity of the Preferred Equity were fully adjudicated and the Partnership and Cablevision consummated the Merger and Liquidation substituting the adjudicated rights of the Preferred Equity for the amount that Cablevision Finance has agreed to receive in respect of the Preferred Equity Interests in the Liquidation; and (iii) that, using June 30, 1994 financial information to illustrate this comparison, the $80 million amount exceeded by approximately $29.7 million the amount actually allocated to the holders of Preferred Equity in the Liquidation.

          F. The Preliminary Consent Solicitation also disclosed that Cablevision Finance had advised the General Partners that, other than in connection with the Transactions, it would not agree to any reductions in or modifications of the Full Contractual Rights of its Preferred Equity and, if necessary, would pursue all legal remedies to enforce those rights.

          G. On or about October 5, 1994, following the filing and availability to the public of the original and an amended Preliminary Consent Solicitation, containing the disclosures set forth above (with financial disclosures as of June 30, 1994), plaintiff Joel G. Lippe commenced the Action, alleging, among other things, breaches of fiduciary duty or aiding and abetting breaches of fiduciary duty against the Defendants arising out of the Partnership's issuance of Preferred Equity allegedly in violation of the Partnership Agreement, the management and operation of the Partnership in other respects, and the Defendants' negotiation of timing and terms for the Merger and Liquidation that are allegedly not fair to the Limited Partners. The Action seeks, among other things (i) a declaration that the Defendants have breached their fiduciary duties to the Limited Partners or aided and abetted such breaches of fiduciary duties, (ii) a declaration that it would be a breach of fiduciary duty for any Defendant to cause the Partnership to pay any of the Defendants any distributions on the Preferred Equity because the Preferred Equity was unlawfully issued to certain of the Defendants,
(iii) an order that the Defendants provide an accounting to the Partnership and Limited Partners for the Partnership's operations prior to any Liquidation, (iv) a preliminary and permanent injunction against consummation of the Merger and Liquidation, (v) rescission of the Merger and Liquidation if they are consummated or rescissory damages if they cannot be rescinded, and (vi) compensatory damages.

           H. Prior to entering into the Merger Agreement and filing the original Preliminary Consent Solicitation, the General Partners reviewed and considered the terms and conditions of the Transactions, approved each of the Transactions and determined to recommend that the Limited Partners approve each of the Transactions because the General Partners believed that the Transactions are fair to and in the best interests of the Unaffiliated Limited Partners. On June 13, 1994, prior to the General Partners' approval of the Transactions, PaineWebber Incorporated, New York, New York, the independent financial advisor to the General Partners, delivered its written opinion to the General Partners that the consideration to be received in the Liquidation by the Unaffiliated Limited Partners is fair, from a financial point of view, to such Unaffiliated Limited Partners. This opinion was subsequently and recently confirmed by PaineWebber Incorporated in a written opinion, dated October 17, 1995.

           I. On December 15, 1994, Defendants served answers to the Complaint, denying all of its material allegations.

           J. On October 18, 1995, the Partnership filed with the Commission the October 18, 1995 Consent Solicitation, amending both the Preliminary Consent Solicitation previously filed by the Partnership and the registration statement on Form S-4 with respect to the Cablevision Class A Common Stock to be issued in the Merger, which had originally been filed with the Commission on September 18, 1995. The October 18, 1995 Consent Solicitation also set forth, among others, the disclosures and explanations described in paragraphs B-F above that had also been set forth in the Preliminary Consent Solicitation. In addition, the October 18, 1995 Consent Solicitation disclosed that the Action had been filed subsequent to the filing of the original and first amended Preliminary Consent Solicitation and summarized the claims asserted and the remedies sought in the Action. That disclosure read as follows:

     CERTAIN LITIGATION

           On October 5, 1994, following the Partnership's filing of preliminary consent solicitation materials with the Securities and Exchange Commission that discussed the uncertainty with respect to the Preferred Equity, a Limited Partner brought the Lawsuit in Superior Court of the Commonwealth of Massachusetts captioned JOEL G. LIPPE V. CABLEVISION SYSTEMS CORP., CHARLES F. DOLAN, CABLEVISION OF BOSTON LIMITED PARTNERSHIP, CABLEVISION SYSTEMS BOSTON CORP., CABLEVISION OF BROOKLINE LIMITED PARTNERSHIP, CABLEVISION SYSTEMS BROOKLINE CORP., CABLEVISION SYSTEMS SERVICES CORP., CABLEVISION FINANCE LIMITED PARTNERSHIP, COB, INC., AND CABLEVISION OF BOSTON, INC., C.A. No. 94-5428. The action is a purported class action on behalf of holders of Units other than the defendants, members of the immediate family of Dolan, officers and directors of the corporate defendants, affiliates of Cablevision and their representatives, heirs, successors and assigns.

          The action asserts, among other things, claims of beaches of fiduciary duty or aiding and abetting breaches of fiduciary duty against the defendants arising out of the Partnership's issuance of Preferred Equity allegedly in violation of the Partnership Agreement and the defendants' negotiation of timing and terms for the Merger and Liquidation that are allegedly not fair to Limited Partners. The action seeks, among other things (i) a declaration that the defendants have breached their fiduciary duties to the Limited Partners or aided and abetted such breaches of fiduciary duties, (ii) a declaration that it would be a breach of fiduciary duty for the defendants to cause the Partnership to pay themselves any distributions on the Preferred Equity because the Preferred Equity was unlawfully issued to defendants, (iii) an order that the defendants provide an accounting to the Partnership and Limited Partners for the Partnership's operations prior to any Liquidation, (iv) a preliminary and permanent injunction against consummation of the Merger and Liquidation, (v) rescission of the Merger and Liquidation if they are consummated or rescissory damages if they cannot be rescinded, and (vi) compensatory damages. All defendants have answered the complaint, and discovery has commenced. The defendants intend to defend the action vigorously. If such action is not dismissed or settled, the conditions to the Incorporation and Merger will not be satisfied.

          K. The October 18, 1995 Consent Solicitation also disclosed (i) that, based on advice of counsel, the General Partners believed that Limited Partners who consent to the Incorporation or Merger could be, but would not necessarily be, precluded from challenging the issuance of the Preferred Equity solely because of that consent; (ii) that Cablevision Finance, the General Partners and the other Defendants in the Action had indicated that they would raise the consent as part of the defense to any challenge; and (iii) that the General Partners believe that the consent of the Limited Partners to the Transactions is a factor that would be considered by the Court in deciding whether the Limited Partners would be barred from challenging the issuance of the Preferred Equity.

           L. On or about October 20, 1995, the Partnership, through its agent, Bank of Boston, Boston, Massachusetts mailed to each Limited Partner of record a copy of the October 18, 1995 Consent Solicitation, seeking the Limited Partners' consent to each of the Transactions. The consent solicitation periods for the Incorporation and for the Merger are set to expire on November 21, 1995 and November 28, 1995, respectively.

           M. As of November 20, 1995, the Unaffiliated Limited Partners owned beneficially or of record 3725 units in the Partnership. There are 636 Unaffiliated Limited Partners.

           N. Article VII of the Merger Agreement contains certain conditions to the Incorporation and the Merger. Paragraphs 6.1.8 and 7.1.6 of the Merger Agreement require, among other things, that no action or proceeding be pending on the date of the Incorporation or of the Merger that seeks to restrain, enjoin or otherwise prevent the consummation of the Transactions or to recover any damages or obtain other relief as a result of such Transactions. As a result, unless the Action is dismissed or settled, or the condition is waived by all necessary parties, the conditions to the Incorporation and the Merger will not be satisfied.

           O. The Merger Agreement may be terminated by its terms after December 31, 1995, if the Merger has not been consummated by that date. In addition, as stated in the October 18, 1995 Consent Solicitation, if the Transactions are not consummated prior to December 31, 1995, the Partnership will be unable at December 31, 1995 to meet the repayment terms on its bank debt under its Loan Agreement, which require a substantial loan repayment on December 31, 1995, and thereafter, and, therefore, will likely be required to attempt to renegotiate the terms thereof. In order to consummate the Merger on or before December 31, 1995, when this December 31, 1995 repayment is due, the Incorporation must be consummated on or prior to December 21, 1995, in order to insure that the Limited Partners consider the Incorporation separately from their consideration of the Merger, as is required for the desired tax treatment of the Transactions.

           P. Throughout the period following the commencement of the Action, counsel for plaintiff Lippe and for Defendants have been engaged in formal and informal discovery and discussions regarding the merits of the Action, which have provided counsel for plaintiff Lippe, the proposed Class Counsel, with substantial information regarding the merits of plaintiff's and the proposed Class's claims. In addition to their factual investigation, plaintiff Lippe's counsel have also researched the applicable law, including the likely remedies that could be achieved, even assuming that the Preferred Equity were found not to have been properly issued. After taking into consideration the sharp dispute as to whether the Preferred Equity fully complies with the Partnership Agreement, the likelihood that, even if the Preferred Equity were found to have been issued in violation of the Partnership Agreement, the holders of the Preferred Equity would be entitled to receive an amount exceeding the amount that such holders have agreed to accept in connection with the Transactions, the likely valuation of the Partnership, the issue of whether consent to the Transactions would preclude one or more Unaffiliated Limited Partners from challenging the issuance of the Preferred Equity, the risks attendant to further litigation, the substantial benefits obtained through settlement and the interests in insuring that the Unaffiliated Limited Partners receive the substantial benefits of the Transactions and that they receive such benefits in a timely fashion, plaintiff and his counsel have concluded that the terms of the Settlement as set forth herein are fair, reasonable, adequate and in the best interests of the Class and that the rights of the members of the Class have been fully protected.

           Q. Defendants, and each of them, have at all times denied, and continue to deny, that they have committed any wrongful or unlawful acts or violations of law of any nature whatsoever in connection with the matters, transactions and occurrences set forth in Complaint, in the pleadings and proceedings in the Action, or any other matter relating to management and operation of the Partnership, the Transactions and/or the issuance of the Preferred Equity. Defendants are entering into this Stipulation solely because the proposed Settlement will eliminate the burden, expense and distraction of further litigation and will finally put to rest the claims of plaintiff Lippe and the putative Class that were or could have been asserted in the Action, and will facilitate the prompt consummation of the Transactions.

           NOW, THEREFORE, in consideration of the premises and the agreements, covenants, representations and warranties and subject to the terms and conditions set forth herein:

          1. SETTLEMENT AND RELEASE OF CLAIMS. All claims, rights, causes of action, suits, matters and issues, known or unknown, that have been or could have been asserted in the Complaint, in the pleadings and proceedings in the Action, or any other action that could have been brought in this or any other forum, by the Class Representative, any Limited Partner, or any putative member of the Class, and any of their successors or assigns, whether directly, representatively, derivatively, individually or in any other capacity, against any of the Defendants, or any party to the Merger Agreement or party to or participant in the Transactions or Liquidation, their respective present or former officers, directors, employees, agents, attorneys, stockholders, advisors, investment bankers, representatives, parents, affiliates, subsidiaries, general and limited partners, heirs, executors, administrators, trustees, predecessors, successors and assigns, or against anyone else, in connection with, arising out of, or in any way related to (i) any of the acts, facts, transactions, occurrences, breaches, representations or omissions set forth, alleged, embraced or otherwise referred to in the pleadings and proceedings in the Action, including, but not limited to, the Preferred Equity, the Transactions, the Liquidation, the Consent Process and the management and operations of the Partnership or Cablevision of Brookline Limited Partnership, (ii) the Partnership or Cablevision of Brookline Limited Partnership or the management and operations of either, and (iii) any other claim arising out of or in connection with the Partnership for violation of federal, state or other law, or of the common law, which said Class members, or any of them, had, now have, or may hereafter have as a member of the Class or as an individual (the "Settled Claims"), shall be and hereby are fully settled, released, discharged and dismissed with prejudice, without the award of costs to any party except as provided in this

Stipulation. Excluded from Settled Claims are (a) any claims relating to any party's alleged failure to comply with the terms and conditions of this Stipulation and (b) any appraisal rights that a Class member properly perfects pursuant to Paragraph 1.8 and Annex VI of the Merger Agreement.

                2.  CLASS FOR SETTLEMENT PURPOSES ONLY. For
purposes of the Settlement and this Stipulation only, the Action shall be maintained and proceed as a class action pursuant to Mass. R. Civ. P. 23 as follows:

                     (a) the proposed class shall consist of persons who are Limited Partners of the Partnership, beneficially or of record, on the date of this Stipulation and are Unaffiliated Limited Partners (the "Class"); and

                     (b)  the Class shall be represented by the
Class Representative and Class Counsel.

                3. PERFORMANCE OF PROVISIONS OF STIPULATION. The parties will jointly take all reasonable steps necessary to obtain prompt Final Approval of this Stipulation and the Settlement embodied herein, including the following:

                     (a) On November 21, 1995, or as soon as reasonably practicable thereafter, request that the Court enter an Order, substantially in the form attached hereto as Exhibit B,

                          (i)  certifying the Action as a conditional class
action pursuant to Mass. R. Civ. P. 23 solely for purposes of this Settlement;

                          (ii)  ordering that Class Notice substantially in
the form attached as Exhibit A, or as otherwise approved by Class
Counsel, Cablevision Counsel, Partnership

Counsel and the Court, be directed to the members of the Class as provided in paragraph 9 of this Stipulation; and

                          (iii)  setting a Settlement Hearing for the
Approval of the proposed Settlement on December 7, 1995 or as soon as reasonably practicable thereafter.

           (b) Cooperate so that the hearing on the motion for Approval of the proposed Settlement is held as promptly and expeditiously as possible.

           (c) Request that the Court in the Action, after Preliminary Approval and after the Settlement Hearing, enter an Order and Final Judgment, substantially in the form attached hereto as Exhibit C,

                          (i)  approving the Settlement provided for herein
as fair, reasonable and adequate and directing consummation of the Settlement in accordance with its terms and conditions;

                          (ii)  dismissing the Action on the merits, with
prejudice as to all of the Settled Claims and without costs except as provided herein, such dismissal to be subject only to compliance by the parties with the terms and conditions of this Stipulation and any other order of the Court with reference to the Stipulation;

                          (iii)  permanently barring and enjoining plaintiff,
all members of the Class, and all persons, firms, corporations and other entities who participated in this Settlement or who will benefit or will have benefitted in any way from the terms of the Settlement, whether or not such persons, firms, corporations or other entities have appeared in the Action, from instituting, commencing, prosecuting or continuing any other actions in any court or tribunal of this or any other jurisdiction, either directly, representatively, derivatively or in any other capacity, asserting any of the Settled Claims;

                       (iv) subject to and in accordance with paragraph 10 below, awarding Class Counsel the fees and expenses determined reasonable and appropriate by the Court; and

                        (v) reserving jurisdiction over all matters relating to the administration and consummation of the Settlement provided for herein.

                4. TERMINATION OF STIPULATION. (a) If (i) for any reason any one or both of the Transactions is not approved by the Unaffiliated Limited Partners as required by the Merger Agreement or, if approved by the Unaffiliated Limited Partners, is not consummated as required by the Merger Agreement; (ii) the Merger Agreement is terminated in accordance with its terms; (iii) if conditional certification of the Class for settlement purposes only and approval by the Court of the Class Notice and the method and manner of distributing the Class Notice do not occur on or before November 28, 1995; (iv) Approval does not occur on or before December 21, 1995; or (v) Final Approval does not occur on or before March 31, 1996, then, in any of such events, at the sole election of and in the sole discretion of any one of the Defendants, this Stipulation may be terminated by giving written notice to all parties and to the Court and, if terminated, the Stipulation shall be void and of no further force or effect (except for the provisions of paragraphs 11-12).

                     (b) If the Merger Agreement is terminated, Class Counsel may elect to terminate this Stipulation by giving written notice to all parties and to the Court and, if terminated, the Stipulation shall be void and of no further force of effect (except for the provisions of paragraphs 11-12).

                5. PAYMENT OF SETTLEMENT AMOUNT INTO ESCROW. If this Stipulation has not theretofore terminated pursuant to paragraph 4, then, on or before the earlier of (i) the date on which the Merger is completed; or
(ii) two business days after the date that Approval occurs, Cablevision shall deposit the Settlement Amount into the Class Escrow to be established with The Bank of New York, New York, New York, or such other bank as is approved by Cablevision Counsel and Class Counsel (the "Escrow Agent"), pursuant to an Escrow Agreement in form reasonably acceptable to Cablevision Counsel, Class Counsel and the Escrow Agent. The Escrow Agreement shall provide that the Settlement Amount, and all interest earned on funds on deposit in the Class Escrow, shall be invested only in United States Treasury Bills or government money market portfolios restricted to Treasury Securities scheduled to mature no longer than one year from the acquisition thereof. All Escrow Agent fees and other fees, charges, and expenses associated with the Class Escrow (collectively "Escrow Fees") shall be paid out of the Class Escrow. Signatory authority on the Escrow Account shall be exercised jointly by (i) such one or more of Cablevision Counsel as shall be designated from time to time by Cablevision Counsel; and (ii) such one or more of Class Counsel as shall be designated from time to time by Class Counsel. Regardless of which person or persons have signatory authority, disbursement of the funds on deposit in the Escrow Account may be made only as provided by this Stipulation and by the relevant Escrow Agreement. All signatories to such Escrow Account shall be subject to the supervision of the Court in the Action and shall not authorize disbursement of any funds from the Class Escrow except as provided by this Stipulation. All funds in the Class Escrow shall be deemed to be in the custody of the Court in the Action until disbursed or distributed as provided for herein.

                6. DISPOSITION OF FUNDS FROM CLASS ESCROW. All funds deposited in the Class Escrow, including the Settlement Amount and all interest earned on the account, shall be disbursed or distributed as follows:

                  (a) If funds are deposited in the Class Escrow pursuant to paragraph 5, and if this Stipulation is thereafter terminated pursuant to paragraph 4, the costs of Escrow Fees shall be paid out of the Escrow Account as provided in paragraph 5 of this Stipulation and the entire balance of the funds in the Escrow Account shall be refunded to Cablevision.

                  (b) When the conditions to payment to Class members, which are set forth in paragraph 6(c), are satisfied, the dollar amount to be distributed to each Class member shall be calculated as set forth in this paragraph 6(b). Payment of Escrow Fees as provided in paragraph 5 of this Stipulation and of Class Counsel Fees and Class Counsel Expenses as provided in paragraph 10 of this Stipulation shall be made out of the Class Escrow. The remaining balance of the funds in the Class Escrow following such payments, including all interest earned on funds in the Class Escrow (the "Balance"), shall be the total dollar amount distributed to the Class. The amount distributed to each member of the Class shall be the amount determined by (i) dividing the Balance by 3725, which is the number of Units held by Unaffiliated Limited Partners ("Per Unit Balance"), and (ii) multiplying the Per Unit Balance by the number of units of limited partnership interests held by each Class member. If the conditions of paragraph 6(c) have been satisfied, the amounts calculated pursuant to this paragraph 6(b) shall be distributed to members of the Class, without any further action required of members of the Class, by The Bank of New York, New York, New York, or such other agent as may be agreed upon by Class Counsel and Cablevision Counsel. The costs of such distribution shall be paid by Cablevision and, if, in the sole discretion of Cablevision, it is practicable and consistent with the occurrence of the Final Approval, distribution of the Balance shall be made at the same time and together with the distribution to the Limited Partners of Cablevision Class A Common Stock pursuant to the Merger Agreement.

                  (c) The dollar amounts calculated pursuant to paragraph 6(b) shall be distributed to the Class members only upon the occurrence of one of the following: (i) consummation of the Merger, if but only if Final Approval has occurred prior to consummation of the Merger and this Stipulation has not been terminated pursuant to paragraph 4, or (ii) Final Approval, if but only if Final Approval occurs after the consummation of the Merger and if this Stipulation has not been terminated pursuant to paragraph 4.

                7. COVENANT NOT TO SUE. The Class Representative, on his own behalf and on behalf of the Class, hereby agrees, promises, and covenants with each Defendant not to file, or to continue to prosecute, any action, claim, or cause of action against any Defendant or any Defendants' present and former officers, directors, employees, agents, attorneys, stockholders, advisors, investment bankers, representatives, parents, affiliates, subsidiaries, general and limited partners, heirs, executors, administrators, trustees, predecessors, successors, or assigns which such Class Representative or the Class (or any member of the

Class) has or may have or may in the future obtain by assignment or operation of law or otherwise from any person, firm, corporation, partnership, or other entity based upon or arising out of the Settled Claims.

                8. PRELIMINARY APPROVAL. On November 21, 1995, or as soon as reasonably practicable thereafter, the parties hereto shall seek Preliminary Approval by the Court as provided in paragraph 3(a) above. The parties shall act expeditiously to prepare and present to the Court for its approval a Class Notice substantially in the form of Exhibit B hereto or in such other form as shall be approved by Cablevision Counsel, Partnership Counsel and Class Counsel and prepare and present to the Court any additional papers necessary to obtain Final Approval.

                9. NOTICE TO THE CLASS. In the event the Court in the Action conditionally certifies the Class solely for purposes of Settlement, grants Preliminary Approval and approves the form of the Class Notice, the Partnership shall promptly mail, by overnight express mail or overnight courier service (such as Airborne or Federal Express), the Class Notice to all members of the Class; the Partnership shall do so by causing the Bank of Boston, Boston, Massachusetts, or any replacement therefor agreed upon by Class Counsel and Cablevision Counsel, on November 21, 1995, or as soon thereafter as practicable, and, in any event, at least fourteen (14) days prior to the date set for the Settlement Hearing. In the sole discretion of Cablevision, if practicable and consistent with this Stipulation and any order of the Court, the Class Notice may be distributed in the same mailing whereby Bank of Boston, Boston, Massachusetts, or any replacement therefor, provides the Limited Partners with a supplement to the October 18, 1995 Consent Solicitation, which will describe, among other things, the Settlement and steps being taken to obtain Final Approval of the Settlement. Cablevision shall bear the expense of distribution of the Class Notice.

                10. PAYMENT OF ATTORNEYS' FEES AND EXPENSES. Class Counsel intend to apply to the Court for such fees for their legal services as the Court may order ("Class Counsel Fees") and for such out-of-pocket disbursements, including, but not limited to, fees for experts and consultants, as the Court may order ("Class Counsel Expenses"); provided, however, that any award of Class Counsel Fees shall not exceed 25% of the Settlement Amount and any award of Class Counsel Expenses shall not exceed $50,000.00. Payment of Class Counsel Fees and Class Counsel Expenses shall be made solely from the Class Escrow, contingent upon and only after timely satisfaction of the conditions to payment to Class members set forth in paragraph 6(c). Payment from the Class Escrow of Class Counsel Fees and Class Counsel Expenses in accordance with this paragraph will satisfy any and all claims against Defendants in the Action for attorneys' fees and expenses.

                11. EFFECT OF NONCONSUMMATION. The obligations of Defendants under this Stipulation are conditioned upon the occurrence of Final Approval of the Settlement and all transactions preparatory or incident thereto. The obligations of the Class Representative and the Class pursuant to paragraphs 1 and 7 are conditioned upon paragraphs 6(b) and 6(c). In the event that for any reason, the conditions to payment to Class members set forth in paragraph 6(c) are not satisfied within six months of the occurrence of Final Approval (or within such period as it may be extended by the Court on consent of all the parties), or this Stipulation is terminated pursuant to paragraph 4, this Stipulation and the Settlement proposed herein (including any amendments hereof), any class certification herein, any actions taken or to be taken with respect to the Settlement proposed herein, and the Order and Final Judgment to be entered shall be of no further force or effect and shall be null and void, and without prejudice to the rights of any of the parties hereto, who shall be restored in all respects to their respective positions existing prior to the execution of this Stipulation, except that the provisions of paragraph 12 shall remain in full force and effect.

                12. NO ADMISSION OF LIABILITY. Neither this Stipulation nor any documents prepared or proceedings taken in accordance with the terms set forth herein shall be construed as or deemed to be evidence, or any admission or concession, either (a) on the part of the Class Representative, of the lack of merit of these actions, or (b) on the part of Defendants, or any of them, of any liability or wrongdoing whatsoever, which is hereby expressly denied and disclaimed by the Defendants. Neither this Stipulation, nor the fact of its execution, nor any of its provisions, shall be offered or received in evidence in any action or proceeding of any nature or otherwise referred to or used in any manner in any court or other tribunal, except in a proceeding to enforce the terms hereof. Nothing in this Stipulation shall be deemed to effect a waiver or relinquishment of any right or defense to or in the Action, including, but not limited to, the right of any Defendant to challenge the propriety of the maintenance of the Action as a class action or the plaintiff's ability to represent any or all of the Limited Partners as a class.

                13. CONTINUING JURISDICTION. The administration of the Settlement and the resolution of any disputes that may arise with respect to the effectuation of any of the provisions of this Stipulation shall be under the authority of the Court. The Court shall retain jurisdiction with respect to the enforcement of the terms of this Stipulation and the Settlement embodied herein and the distribution of the Balance.

                14. EXTENSIONS OF TIME. The parties may in their sole discretion agree to reasonable extensions of time to carry out any of the provisions of this Stipulation, subject to approval where necessary by the Court.

               15. AMENDMENT; WAIVER. This Stipulation may be amended, or any of its provisions waived, only by a writing executed by all the parties hereto.

               16. ENTIRE AGREEMENT. This Stipulation and the exhibits attached hereto or referenced herein set forth the entire agreement and understanding of the parties in respect of the Settlement and supersede all prior agreements, arrangements, and understandings relating to the subject matter hereof.

                17. COUNTERPARTS. This Stipulation may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                18. HEADINGS. The paragraph headings herein are for convenience only and shall not affect the interpretation or construction of this Stipulation.

                19. GOVERNING LAW. The Stipulation (and the attached exhibits) shall be governed by and construed and enforced in accordance with the laws of the State of Massachusetts without reference to principles of choice or conflict of laws.

Dated:  November 20, 1995


                                 SULLIVAN & CROMWELL

                              By:   /s/ Yvonne S. Quinn
                                 --------------------------
                                 Yvonne S. Quinn
                                 125 Broad Street
                                 New York, New York 10004
                                 (212) 558-4000

                                        -and-

                                 MINTZ, LEVIN, COHN, FERRIS,
                                   GLOVSKY & POPEO, P.C.
                                 Thomas R. Murtagh BBO #365220
                                 One Financial Center
                                 Boston, Massachusetts 02111
                                 (617) 542-6000

                                 Attorneys for Defendants
                                 Cablevision Systems Corporation, Cablevision
                                 Finance Limited Partnership and COB, Inc.

                                 BERNSTEIN LITOWITZ BERGER
                                   & GROSSMANN LLP

                              By:  /s/ Ronald Litowitz
                                 ---------------------------
                                 Ronald Litowitz
                                 1285 Avenue of the Americas
                                 New York, New York 10019
                                 (212) 554-1400

                                        -and-

                                 SHAPIRO GRACE HABER & URMY

                            By:  /s/ Thomas G. Shapiro
                                 -------------------------------
                                 Thomas G. Shapiro BBO #454680
                                 75 State Street
                                 Boston, Massachusetts 02109
                                 (617) 439-3939

                                        -and-

                                 BENDIT WEINSTOCK & SHARBAUGH
                                   Thomas Weinstock
                                   80 Main Street
                                   West Orange, New Jersey 07052

                                 Attorneys for Plaintiff
                                 Joel G. Lippe

                                 DEBEVOISE & PLIMPTON

                            By:  /s/ Robert L. King
                                 ---------------------------
                                 Robert L. King
                                 601 South Figueroa Street
                                 Suite 7300

                                 Los Angeles, CA 90017
                                 (213) 680-8000

                                        -and-

                                 ROPES & GRAY
                                   Howard J. Castelman BBO #551259
                                   One International Place
                                   Boston, Massachusetts 02110
                                   (617) 951-7000

                                 Attorneys for Defendants
                                 Charles F. Dolan, Cablevision
                                 of Boston Limited Partnership,
                                 Cablevision Systems Boston
                                 Corp., Cablevision of
                                 Brookline Limited Partnership,
                                 Cablevision Systems Brookline
                                 Corp., Cablevision Systems
                                 Services Corp. and Cablevision
                                 of Boston, Inc.

                                                                  EXHIBIT A
                       COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, SS.                                                 SUPERIOR COURT
                                                             C.A. NO. 94-5428

--------------------------------------------x
                                        :
JOEL G. LIPPE,
                         PLAINTIFF,     :
     v.
                                        :
CABLEVISION SYSTEMS CORP., CHARLES F.
DOLAN, CABLEVISION OF BOSTON LIMITED    :
PARTNERSHIP, CABLEVISION SYSTEMS
BOSTON CORP., CABLEVISION OF            :
BROOKLINE LIMITED PARTNERSHIP,
CABLEVISION SYSTEMS BROOKLINE CORP.,    :
CABLEVISION SYSTEMS SERVICES CORP.,
CABLEVISION FINANCE LIMITED PARTNER-    :
SHIP, COB, INC., and CABLEVISION OF
BOSTON, INC.,                           :
                         DEFENDANTS.
                                        :
--------------------------------------------x

                NOTICE OF PENDENCY OF ACTION, CLASS ACTION
              DETERMINATION, PROPOSED SETTLEMENT, SETTLEMENT
                        HEARING AND RIGHT TO APPEAR

     TO:  ALL PERSONS WHO OWNED LIMITED PARTNERSHIP UNITS OF
          CABLEVISION OF BOSTON LIMITED PARTNERSHIP, BENEFICIALLY OR OF RECORD, ON NOVEMBER 20, 1995 AND WHO ARE NOT AFFILIATED WITH CABLEVISION SYSTEMS CORPORATION.

          PLEASE READ THIS NOTICE CAREFULLY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE CLASS ACTION LITIGATION REFERRED TO IN THE CAPTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS OR ADEQUACY OF THE PROPOSED
          SETTLEMENT, AND FROM PURSUING THE SETTLED CLAIMS.

          This Notice is given pursuant to an Order of the Suffolk Superior Court, Commonwealth of Massachusetts, dated November 21, 1995, in the above-captioned Action and in accordance with Rule 23(d) of the Massachusetts Rules of Civil Procedure. If you were not the owner of limited partnership units of Cablevision of Boston Limited Partnership ("the Partnership") held of record by you on November 20, 1995, you are directed to forward this Notice to the beneficial owner of such limited partnership units. Additional copies of this Notice will be made available to you for this purpose upon request directed to the Partnership.

          THIS NOTICE SHOULD NOT BE UNDERSTOOD AS AN
          EXPRESSION OF ANY OPINION OF THE COURT AS TO THE
          MERITS OF ANY CLAIM OR DEFENSE BY ANY OF THE
          PARTIES. IT IS SENT FOR THE SOLE PURPOSE OF
          INFORMING YOU OF THE EXISTENCE OF THIS CLASS
          ACTION AND OF THE HEARING ON A PROPOSED SETTLE-
          MENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS
          AS TO STEPS YOU MAY WISH TO TAKE IN RELATION TO
          THIS LITIGATION AS SET FORTH IN SECTION VIII.

          All capitalized terms used in this Notice are defined in Section XI of this Notice. Any capitalized terms not specifically defined in Section XI shall have the meaning set forth in the Glossary at pages 162-165 of the Consent Solicitation Statement/Prospectus, dated October 18, 1995, which was sent to each Limited Partner by the Partnership on or about October 20, 1995.

                                       I.

                THE PARTIES AND DESCRIPTION OF THE LITIGATION

          Plaintiff Joel G. Lippe is a Limited Partner of the Partnership. He instituted a putative class action in Suffolk Superior Court, Commonwealth of Massachusetts, captioned LIPPE V. CABLEVISION SYSTEMS CORP., ET AL., C.A. No. 94-5428 (the "Action").

          The Defendants in the Action are Cablevision Systems Corporation ("Cablevision"), Charles F. Dolan ("Dolan"), the Partnership, Cablevision Systems Boston Corporation ("CSBC"), Cablevision of Brookline Limited Partnership (Brookline), Cablevision Systems Brookline Corporation ("CSBrC"), Cablevision Systems Services Corporation ("CSSC"), Cablevision Finance Limited Partnership (Cablevision Finance), COB, Inc. ("COB") and Cablevision of Boston, Inc. ("Boston Sub").

          The Action asserts claims of breaches of fiduciary duty or aiding and abetting breaches of fiduciary duty against the Defendants arising out of the Partnership's issuance of Preferred Equity in the Partnership to Cablevision Finance and CSSC allegedly in violation of the Partnership Agreement, the management and operation of the Partnership in other respects, and the Defendants' negotiation of timing and terms for the Incorporation, Merger and Liquidation that are allegedly not fair to the Limited Partners. (The Incorporation,

Merger and Liquidation are described in the October 18, 1995 Consent Solicitation that the Partnership sent to the Limited Partners on or about October 20, 1995.)

          The Action seeks, among other things (i) a declaration that the Defendants have breached their fiduciary duty to the Limited Partners or aided and abetted such breaches of fiduciary duty; (ii) a declaration that it would be a breach of fiduciary duty for any Defendant to cause the Partnership to pay certain Defendants any distributions on the Preferred Equity because the Preferred Equity was unlawfully issued to certain Defendants; (iii) an order that the Defendants provide an accounting to the Partnership and Limited Partners for the Partnership's operations prior to any Liquidation; (iv) a preliminary and permanent injunction against consummation of the Merger and Liquidation; (v) rescission of the Merger and Liquidation if they are consummated or rescissory damages if they cannot be rescinded; and (vi) compensatory damages.

                                       II.

                            THE SETTLEMENT HEARING


          The purpose of this Notice is to inform the members of the Class (as more fully described below in Section IV) of: (i) a proposed Settlement of the Action that will result in settling, releasing, discharging and dismissing with prejudice, as to each Class member, certain claims and causes of action (as more fully described below in Section VI); and (ii) a hearing to be held before the Honorable Maria Lopez, Superior Court Judge of the Suffolk Superior Court of the Commonwealth of Massachusetts in Room 225 in Old Courthouse, Pemberton Square, Boston, Massachusetts 02108, on December 6, 1995, at 3:00 p.m., or any date and time to which it may be adjourned (the "Settlement Hearing"), in order to determine:

          (a) whether the Stipulation of Settlement (the "Stipulation") and the terms and conditions of Settlement proposed in the Stipulation (as more fully described below in Section V), taken as a whole, should be approved as fair, reasonable and adequate;

          (b) whether final judgment should be entered dismissing the Action on the merits and with prejudice as to all Settled Claims as against the named plaintiff, Joel G. Lippe, and each member of the Class;

          (c) if the Court approves the Settlement and enters such final judgment, whether an order should be entered awarding to counsel for the plaintiff in connection with the Action attorneys' fees and disbursements, which are to be paid out of the funds being paid for settlement and that otherwise would be available for distribution to the Class (as more fully described below in Sections V, VII); and

          (d) such other matters as the Court may deem appropriate.

                                       III.

                         BACKGROUND OF THE LITIGATION

          To assist you in evaluating and exercising your rights in connection with the Settlement, this Section of the Notice provides background information on the litigation. Additional and more detailed information is set forth in the October 18, 1995 Consent Solicitation that was mailed to each Limited Partner on or about October 20, 1995. If you have not retained your copy of that document, you may review a copy filed with the Court in accordance with the instructions set forth in Section X.

         On June 14, 1994, the Partnership and Cablevision, Cablevision of Boston, Inc., Charles F. Dolan, Cablevision Systems Boston Corporation, Cablevision Systems Services Corporation, and Cablevision Finance Limited Partnership, each of whom was subsequently named a Defendant in the Action, entered into the Merger Agreement, which contemplated two separate transactions, the ultimate result of which is the acquisition by Cablevision of substantially all of the assets and all of the liabilities of the Partnership. The first of these two transactions, the Incorporation, involves the transfer of substantially all of the Partnership's assets and all of the Partnership's liabilities to Cablevision of Boston, Inc., a new corporation, that is a wholly owned subsidiary of the Partnership. The second of these two transactions, the Merger, involves the merger of a wholly-owned subsidiary of Cablevision with and into Cablevision of Boston, Inc., in which the Partnership will receive shares of Cablevision Class A Common Stock for all of the issued and outstanding stock of Cablevision of Boston, Inc. After the consummation of the Merger, the Partnership will then Liquidate and the Cablevision Class A Common Stock received by the Partnership in the Merger will be distributed to the Partnership's Partners and the holder of the Partnership's Preferred Equity. Upon completion of the Incorporation and Merger (collectively, the "Transactions") and the Liquidation, Cablevision of Boston, Inc. will become a wholly-owned subsidiary of Cablevision and the Partnership's Limited Partners will hold stock of Cablevision.

          On June 15, 1994 and from time to time thereafter as it was amended in the course of review by the Securities and Exchange Commission ("Commission"), the Partnership filed with the Commission the Preliminary Consent Solicitation, which, when finalized and delivered to the Limited Partners, would seek consent from such Limited Partners to the Transactions and which described, among other things, the Transactions and the Liquidation. The Preliminary Consent Solicitation was publicly available pursuant to applicable rules and procedures of the Commission.

          The Preliminary Consent Solicitation stated that consummation of both the Incorporation and the Merger would result in the Limited Partners receiving in the Liquidation Cablevision Class A Common Stock with an expected market value of approximately $10,000 per Unit of limited partnership interest, which totals approximately

$40 million and is 100% of the total of the per Unit amounts invested by the Limited Partners that are Unaffiliated Limited Partners.

          The Preliminary Consent Solicitation also explained that Cablevision Finance, a subsidiary of Cablevision and holder of Preferred Equity in the Partnership, had agreed solely in connection with the Merger, to a substantial reduction in its Preferred Equity Interests in order to increase the amounts distributable to the Limited Partners in the Liquidation. To exemplify the degree of reduction, based upon financial information as of June 30, 1994, the Preferred Equity Interests totalled $145.4 million and those Interests would receive only $50.3 million as a result of the Transactions and the Liquidation.

          The Preliminary Consent Solicitation also disclosed that, in considering the Transactions, the General Partners, together with their counsel, Debevoise & Plimpton, had reviewed the issuance of the Preferred Equity and that, although the General Partners continue to believe that the Preferred Equity was validly issued, they concluded, based on such review and the advice of their counsel, that one or more Limited Partners could bring litigation challenging the issuance of the Preferred Equity on the grounds that it did not fully comply with the Partnership Agreement and claiming that the holders of the Preferred Equity are not entitled to the Full Contractual Rights of the Preferred Equity. The Preliminary Consent Solicitation further disclosed (i) that, after analyzing the issues that might be raised in litigation brought by a Limited Partner and the applicability of various available defenses, counsel to the General Partners identified litigation outcomes that they believe represent the range of possible outcomes of such a litigation and assessed the probability of such outcomes; (ii) that, based on their assessment of the likelihoods of such outcomes, such counsel advised the General Partners that the holders of the Preferred Equity would more likely than not be entitled to at least $80 million if, hypothetically, the validity of the Preferred Equity were fully adjudicated and the Partnership and Cablevision consummated the Merger and Liquidation substituting the adjudicated rights of the Preferred Equity for the amount that Cablevision Finance has agreed to receive in respect of the Preferred Equity Interests in the Liquidation; and (iii) that, using June 30, 1994 financial information to illustrate this comparison, the $80 million amount exceeded by approximately $29.7 million the amount actually allocated to the holders of Preferred
Equity in the Liquidation.

            The Preliminary Consent Solicitation also disclosed that Cablevision Finance had advised the General Partners that, other than in connection with the Transactions, it would not agree to any reductions in or modifications of the Full Contractual Rights of its Preferred Equity and, if necessary, would pursue all legal remedies to enforce those rights.

            On or about October 5, 1994, following the filing and availability to the public of the original and an amended Preliminary Consent Solicitation containing the disclosures set forth above (with financial disclosures as of June 30, 1994), plaintiff Joel G. Lippe commenced the Action.

            Prior to entering into the Merger Agreement and filing the original Preliminary Consent Solicitation, the General Partners reviewed and considered the terms and conditions of the Transactions, approved each of the Transactions and determined to recommend that the Limited Partners approve each of the Transactions because the General Partners believed that the Transactions are fair to and in the best interests of the Limited Partners, excluding those Limited Partners that are Cablevision and officers or directors of Cablevision ("Unaffiliated Limited Partners"). On June 13, 1994, prior to the General Partners' approval of the Transactions, PaineWebber Incorporated, New York, New York, the independent financial advisor to the General Partners, delivered its written opinion to the General Partners that the consideration to be received in the Liquidation by the Unaffiliated Limited Partners is fair, from a financial point of view, to such Unaffiliated Limited Partners. This opinion was subsequently and recently confirmed by PaineWebber Incorporated in a written opinion, dated October 17, 1995.

            On December 15, 1994, Defendants served answers to the Complaint, denying all of its material allegations.

            On October 18, 1995, the Partnership filed with the Commission the October 18, 1995 Consent Solicitation, amending the Preliminary Consent Solicitation previously filed by the Partnership and also amending the registration statement on Form S-4 with respect to the Cablevision Class A Common Stock to be issued in the Merger, which had originally been filed with the Commission on September 18, 1995. The October 18, 1995 Consent Solicitation also set forth, among others, the disclosures and explanations described in paragraphs 3 - 7 above which had also been set forth in the Preliminary Consent Solicitation. In addition, the October 18, 1995 Consent Solicitation disclosed that the Action had been filed.

             The October 18, 1995 Consent Solicitation also disclosed (i) that, based on advice of counsel, the General Partners believed that Limited Partners who consent to the Incorporation or Merger could be, but would not necessarily be, precluded from challenging the issuance of the Preferred Equity solely because of that consent; (ii) that Cablevision Finance, the General Partners and the other Defendants in the Action had indicated that they would raise the consent as part of the defense to any challenge; and
(iii) that the General Partners believe that the Limited Partners' consent to the Transactions is a factor that would be considered by the Court in deciding whether the Limited Partners would be barred from challenging the issuance of the Preferred Equity.

             On or about October 20, 1995, the October 18, 1995 Consent Solicitation was mailed to each Limited Partner of record.

            Article VII of the Merger Agreement contains certain conditions to the Incorporation and the Merger. Paragraphs 6.1.8 and 7.1.6 of the Merger Agreement require, among other things, that no action or proceeding be pending on the date of the Incorporation or of the Merger that seeks to restrain, enjoin or otherwise prevent the consummation of the

Transactions or to recover any damages or obtain other relief as a result of such Transactions. Consequently, unless the Action is dismissed or settled, or the condition is waived by all necessary parties, the conditions to the Incorporation and the Merger will not be satisfied.

            The Merger Agreement may be terminated by its terms after December 31, 1995, if the Merger has not been consummated by that date. In addition, as stated in the October 18, 1995 Consent Solicitation, if the Transactions are not consummated prior to December 31, 1995, the Partnership will be unable at December 31, 1995 to meet the repayment terms on its bank debt under its Loan Agreement, which require a substantial loan repayment on December 31, 1995, and thereafter, and, therefore, will likely be required to attempt to renegotiate the terms of the Loan Agreement. In order to consummate the Merger on or before December 31, 1995, when this December 31, 1995 repayment is due, the Incorporation must be consummated on or prior to December 21, 1995, in order to insure that the Limited Partners consider the Incorporation separately from their consideration of the Merger, as is required for the desired tax treatment of the Transactions.

            Throughout the period following the commencement of the Action, counsel for plaintiff Lippe and for Defendants have been engaged in formal and informal discovery and discussions regarding the merits of the Action, which have provided counsel for plaintiff Lippe, the proposed Class Counsel, with substantial information regarding the merits of plaintiff's and the Class's claims. In addition to their factual investigation, plaintiff Lippe's counsel have also researched the applicable law, including the likely remedies that could be achieved, even assuming that the Preferred Equity were found not to have been properly issued. After taking into consideration the sharp dispute as to whether the Preferred Equity fully complies with the Partnership Agreement, the likelihood that, even if the Preferred Equity were found to have been issued in violation of the Partnership Agreement, the holders of the Preferred Equity would be entitled to receive an amount exceeding the amount that such holders have agreed to accept in connection with the Transactions, the likely valuation of the Partnership, the issue of whether consent to the Transactions would preclude one or more Unaffiliated Limited Partners from challenging the issuance of the Preferred Equity, the risks attendant to further litigation, the substantial benefits obtained through settlement and the interests in insuring that the Unaffiliated Limited Partners receive the substantial benefits of the Transactions and that they receive such benefits in a timely fashion, plaintiff and his counsel have concluded that the terms of the Settlement as set forth herein are fair, reasonable, adequate and in the best interests of the Class and that the rights of the members of the Class have been fully protected.

            Defendants, and each of them, have at all times denied, and continue to deny, that they have committed any wrongful or unlawful acts or violations of law of any nature whatsoever in connection with the matters, transactions and occurrences set forth in the Complaint, in the pleadings and proceedings in the Action, or any other matter relating to management and operation of the Partnership, the Transactions and/or the issuance of the Preferred Equity. Defendants have entered into the Stipulation of Settlement solely because the proposed Settlement will eliminate the burden, expense and distraction of further litigation and will finally put to rest the claims of plaintiff Lippe and the putative Class that were or could have been asserted in the Action, and will facilitate the prompt consummation of the Transactions.

                                       IV.

                              CLASS ACTION DETERMINATION


          Solely for purposes of this Settlement, the Court has conditionally certified this Action as a Class Action, pursuant to Rule 23 of the Massachusetts Rules of Civil Procedure. The proposed Class consists of all persons who were Limited Partners of the Partnership, beneficially or of record, on November 20, 1995, the date that the Stipulation of Settlement ("Stipulation") was executed, and who are Unaffiliated Limited Partners (the "Class"). Plaintiff Joel G. Lippe shall act as representative of the Class ("Class Representative"). Counsel for the Class are Joel G. Lippe's lawyers,
(1) Ronald Litowitz and Richard Speirs, Bernstein Litowitz Berger & Grossmann LLP, 1285 Avenue of the Americas, New York, New York 10019; (2) Thomas Weinstock and James Keegan, Bendit Weinstock & Sharbaugh, 80 Main Street,
West Orange, New Jersey  07052; and (3) Thomas G. Shapiro, Shapiro Grace
Haber & Urmy, 75 State Street, Boston, Massachusetts  02109 ("Class Counsel").


                                       V.

                               THE SETTLEMENT TERMS

          Subject to the approval of the Court, the following summarizes the terms of the Settlement:

          1. On or before the earlier of (i) the date on which the Merger is completed; or (ii) two business days after the date that Approval occurs, Cablevision shall deposit $1,250,000.00 (the "Settlement Amount") into an account ("Class Escrow") to be established with The Bank of New York, New York, New York or such other bank as is approved by Cablevision Counsel and Class Counsel (the "Escrow Agent").

          2. All Escrow Agent fees and other fees, charges, and expenses associated with the Class Escrow (collectively "Escrow Fees") shall be paid out of the Class Escrow.

          3. If certain conditions, described below, are satisfied, all funds deposited in the Class Escrow, including the Settlement Amount and all interest earned on the account, shall be disbursed or distributed as follows:

              - Payment shall be made out of the Class Escrow of Escrow
          Fees as provided in paragraph 5 of the Stipulation and Class
          Counsel Fees and Class Counsel Expenses as provided in paragraph 10 of the Stipulation and as described more fully below in Section VII and the remaining balance of the funds in the Class Escrow, including all interest earned on funds in the Class Escrow (the "Balance"), will be distributed to members of the Class.

              - The amount distributed to each member of the Class will be determined by dividing the Balance by 3725, which is the number of units held by Unaffiliated Limited Partners, to determine a Per Unit Balance and then multiplying this Per Unit Balance by the number of units of limited partnership interests held by each Class member.

               - Assuming that Class Counsel are awarded the maximum amount permitted for Class Counsel Fees and Class Counsel Expenses and assuming there are no Escrow Fees (which in any event are expected to be minimal), the Per Unit Balance will be approximately $238.00. For example, if a Limited Partner acquired one Unit and has not disposed of any of his interests, due to the subsequent six-for-one split, he would today own six units and would receive approximately $1428.00 in the Settlement.

               - The costs of distributing the Balance to the Class members will be paid by Cablevision.

         4. Distribution of the Class Escrow to the Class members will be made only upon the occurrence of one of the following:

               - consummation of the Merger, if but only if Final Approval has occurred prior to consummation of the Merger; or

               - Final Approval, if but only if Final Approval occurs after the consummation of the Merger.

          5. The Stipulation may be terminated in certain circumstances. Any one of the Defendants in its sole discretion may terminate the Stipulation under the following circumstances:

               - if for any reason any one or both of the Transactions is not approved by the Unaffiliated Limited Partners as required by the Merger Agreement or, if approved by the Unaffiliated Limited Partners, is not consummated as required by the Merger Agreement;

               - if the Merger Agreement is terminated in accordance with its terms;

               - if conditional certification of the Class for settlement purposes only and approval by the Court of the Class Notice and the method and manner of distributing the Class Notice do not occur on or before November 28, 1995;

               - if Approval does not occur on or before December 21, 1995; or

               - if Final Approval does not occur on or before March 31, 1996.

The Stipulation may also be terminated by the Class Representative, on behalf of the Class, if the Merger Agreement is terminated. The Stipulation, if terminated, is void and of no further force or effect (except for the provisions of paragraphs 11-12 of the Stipulation relating to the rights of the parties in the event of termination or failure of Final Approval to occur, and to the absence of any admission of liability, as more fully set forth in the Stipulation).

                                       VI.

                         DISMISSAL AND RELEASE OF CLAIMS

          If satisfaction of the conditions to payment to Class members, described more fully in Section V, occurs, the Order and Final Judgment will provide for the release, discharge and dismissal with prejudice, without the award of costs to any party except as provided in the Stipulation, of the following claims that each Class member has or may have:

          All claims, rights, causes of action, suits, matters and issues, known or unknown, that have been or could have been asserted in the Complaint, in the pleadings and proceedings in the Action, or any other action that could have been brought in this or any other forum, by the Class Representative, any Limited Partner, or any putative member of the Class, and any of their successors or assigns, whether directly, representatively, derivatively, individually or in any other capacity, against any of the Defendants, or any party to the Merger Agreement or party to or participant in the Transactions or Liquidation, their respective present or former officers, directors, employees, agents, attorneys, stockholders, advisors, investment bankers, representatives, parents, affiliates, subsidiaries, general and limited partners, heirs, executors, administrators, trustees, predecessors, successors and assigns, or against anyone else, in connection with, arising out of, or in any way related to (i) any of the acts, facts, transactions, occurrences, breaches, representations or omissions set forth, alleged, embraced or otherwise referred to in the pleadings and proceedings in the Action, including, but not limited to, the Preferred Equity, the Transactions, the Liquidation, the Consent Process and the management and operations of the Partnership or Cablevision of Brookline Limited Partnership, (ii) the Partnership or Cablevision of Brookline Limited Partnership or the management or operations of either, and (iii) any other claim arising out of or in connection with the Partnership for violation of federal, state or other law, or of the common law, which said Class members, or any of them, had, now have, or may hereafter have as a member of the Class or as an individual (the "Settled Claims"). Excluded from the Settled Claims are (a) any claims relating to any party's alleged failure to comply with the terms and conditions of this Stipulation and (b) any appraisal rights that a Class member properly perfects pursuant to Paragraph 1.8 and Annex VI of the Merger Agreement.

          If satisfaction of the conditions to payment to Class members, described more fully in Section V, occurs, the Order and Final Judgment will also enjoin each member of the Class and the Class as a whole from instituting, commencing, prosecuting or continuing any action or other proceeding in any court or tribunal of this or any other jurisdiction, whether directly, representatively, derivatively, individually or in any other capacity, against any person or entity released by the Order and Final Judgment (the "Released Parties"), or against anyone else, based upon or for the purpose of enforcing any of the Settled Claims.

                                       VII.

                         ATTORNEYS' FEES AND DISBURSEMENTS

          Class Counsel intend to apply to the Court for an award of fees for their legal services and out-of-pocket disbursements, including, but not limited to, fees for experts and consultants, in connection with the Action. The Stipulation limits the award of such fees ("Class Counsel Fees") and such disbursements ("Class Counsel Expenses"). Class Counsel Fees may not exceed 25% of the Settlement Amount, and Class Counsel Expenses may not exceed $50,000.00. Payment of Class Counsel Fees and Class Counsel Expenses will be made solely from the Class Escrow and will be contingent upon and made only after satisfaction of the conditions to payment to Class members, described more fully in Section V. Payment from the Class Escrow of Class Counsel Fees and Class Counsel Expenses in accordance with the Stipulation will satisfy any and all claims against Defendants in the Action for attorneys' fees and expenses.

                                       VIII.

                                  RIGHT TO APPEAR

          At the Settlement Hearing, any member of the Class who desires to do so may appear personally or by counsel, provided an appearance is filed and served as hereinafter set forth, and may show cause, if such member has any, why the Settlement of the Action should not be approved as fair, reasonable and adequate, why final judgment should not be entered dismissing the Settled Claims on the merits and with prejudice to their reassertion by the plaintiff and all members of the Class as determined by the Court, or why the Court should not grant an allowance of Class Counsel Fees and/or Class Counsel Expenses for Class Counsel's services herein and expenses incurred by them; PROVIDED, HOWEVER, THAT NO MEMBER OF THE CLASS OR ANY OTHER PERSON SHALL BE HEARD OR ENTITLED TO CONTEST THE APPROVAL OF THE TERMS AND CONDITIONS OF THE SETTLEMENT AND, IF APPROVED, THE JUDGMENT TO

BE ENTERED THEREON AND THE ALLOWANCE OF CLASS COUNSEL FEES AND CLASS COUNSEL EXPENSES, AND NO PAPERS OR BRIEFS SUBMITTED BY ANY MEMBER OF THE CLASS OR ANY OTHER PERSON SHALL BE RECEIVED AND CONSIDERED, EXCEPT BY ORDER OF THE COURT FOR GOOD CAUSE SHOWN, UNLESS, NO LATER THAN TWO (2) DAYS PRIOR TO THE SETTLEMENT HEARING, COPIES OF (A) A NOTICE OF INTENTION TO APPEAR, (B) A DETAILED STATEMENT OF SUCH PERSON'S SPECIFIC OBJECTIONS TO ANY MATTER BEFORE THE
COURT, AND (C) THE GROUNDS FOR SUCH OBJECTIONS AND ANY REASONS FOR SUCH PERSON'S DESIRING TO APPEAR AND TO BE HEARD, AS WELL AS ALL DOCUMENTS AND WRITINGS SUCH PERSON DESIRES THIS COURT TO CONSIDER, SHALL BE RECEIVED BY THE FOLLOWING COUNSEL:

          Yvonne S. Quinn
          SULLIVAN & CROMWELL
          125 Broad Street
          New York, New York 10004

          Ronald Litowitz
          BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
          1285 Avenue of the Americas
          New York, New York 10019

          Robert L. King
          DEBEVOISE & PLIMPTON
          601 South Figueroa Street
          Suite 3700
          Los Angeles, California 90017

AND FILED WITH THE SUFFOLK SUPERIOR COURT, COMMONWEALTH OF MASSACHUSETTS, OLD COURTHOUSE, PEMBERTON SQUARE, BOSTON, MASSACHUSETTS 02108. Unless the Court otherwise directs, no member of the Class shall be entitled to object to the Settlement, the judgment to be entered herein, or the certification of the Class or the award of Class Counsel Fees or Class Counsel Expenses, or otherwise to be heard, except by serving and filing written objections as described above. Any person who fails to object in the manner provided above shall be deemed to have waived such objection and shall forever be barred from making any such objection in the Action or in any other action or proceeding.

          Pending the final determination of whether the Settlement should be approved, no member of the Class may commence or continue, if commenced, in any capacity, any action or other proceeding asserting any claim that is a Settled Claim.

          The Settlement Hearing may be adjourned by the Court to a date and time other than December 6, 1995 at 3:00 p.m. without further notice to the Class other than by announcement at the Settlement Hearing or any adjournment thereof.

                                       IX.

                      RELATIONSHIP BETWEEN THE SETTLEMENT
                    AND THE CONSUMMATION OF THE TRANSACTIONS

          As stated in Section III above, the Merger Agreement, pursuant to which the Transactions are to be consummated, contains a condition to each of the Transactions that requires on the date either of the Incorporation or of the Merger that no action or proceeding be pending that seeks to restrain, enjoin or otherwise prevent the consummation of the Transactions or to recover any damages or obtain other relief as a result of such Transactions. The Action is such an action or proceeding. Therefore, unless and until the Action is dismissed or Final Approval of the Settlement occurs, this condition to the Incorporation and the Merger will not be satisfied, unless such condition is waived by all necessary parties. The necessary Final Approval of the Settlement does not occur until an Order and Final Judgment has been entered in the form agreed upon in the Stipulation, or as otherwise approved by Class Counsel, Cablevision Counsel and Partnership Counsel, and becomes final and nonappealable by virtue of expiration of all appropriate appeal periods without an appeal being filed, or, if an appeal is filed, by final affirmance thereof upon appeal, or final dismissal of all appeals therefrom.

                                       X.

                               SCOPE OF THIS NOTICE


          The foregoing description of the Settlement Hearing, the Action, the terms of the proposed Settlement and other matters described herein does not purport to be comprehensive. Accordingly, members of the Class are referred to the documents filed with the Court in the Action, including the Stipulation, and to the October 18, 1995 Consent Solicitation (which was mailed to all Limited Partners on or about October 20, 1995). The documents filed in this Action may be examined by you or your attorney during regular business hours on any business day at the Office of the Clerk, Suffolk Superior Court, Commonwealth of Massachusetts, Old Courthouse, Pemberton Square, Boston, Massachusetts 02108.


                                       XI.

                                  DEFINED TERMS

          The terms set forth below shall have the indicated meaning and any capitalized terms not specifically set forth in this section or otherwise defined in this Notice shall have the meaning set forth in the Glossary at pages 162-165 of the October 18, 1995 Consent Solicitation:

          ACTION. The putative class action filed on or about October 5, 1994 by Plaintiff Joel G. Lippe in the Superior Court for the Commonwealth of Massachusetts, captioned LIPPE V. CABLEVISION SYSTEMS CORPORATION, ET AL., C.A. No. 94-5428.

          APPROVAL. The entry of an Order and Final Judgment in the Action substantially in the form of Exhibit C attached to the Stipulation or as otherwise approved by Class Counsel, Cablevision Counsel and Partnership Counsel, finally approving the Stipulation.

          BALANCE. Balance has the meaning ascribed to it in paragraph 6(b) of the Stipulation, which is described in Section V above.

          CABLEVISION. Cablevision Systems Corporation, a Delaware corporation.

          CABLEVISION OF BOSTON, INC. The new corporation established as the Incorporation vehicle and a wholly-owned subsidiary of the Partnership, which is referred to as Boston Sub in the October 18, 1995 Consent Solicitation.

          CABLEVISION CLASS A COMMON STOCK. Class A Common Stock, par value $0.01 per share, of Cablevision.

          CABLEVISION COUNSEL. Yvonne S. Quinn and John P. Mead, Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.

          Cablevision Finance. Cablevision Finance Limited Partnership, a wholly-owned subsidiary of Cablevision.

          CABLEVISION FINANCE FULL CONTRACTUAL RIGHTS. The rights conferred on Cablevision Finance pursuant to the terms of the instruments relating to the Preferred Equity held by it, including (i) the right to payment of the full amounts contributed to the Partnership in respect of its Preferred Equity; (ii) any unpaid cumulative distributions at the rate of 15% per annum, compounded semi-annually; (iii) the right to a payment of (i) and (ii) out of funds legally available for distribution to Partners, prior to any distribution to Partners; and (iv) the right to receive 20% of all amounts available for post-Payout distributions.

          CLASS. A conditional class for settlement purposes only that consists of all persons who are Limited Partners, beneficially or of record, on November 20, 1995 and who are also Unaffiliated Limited Partners.

          CLASS COUNSEL. (1) Ronald Litowitz and Richard Speirs, Bernstein Litowitz Berger & Grossmann LLP, 1285 Avenue of the Americas, New York, New York 10019; (2) Thomas Weinstock and James Keegan, Bendit Weinstock & Sharbaugh, 80 Main Street, West Orange, New Jersey 07052; and (3) Thomas Shapiro, Shapiro Grace Haber & Urmy, 75 State Street, Boston, Massachusetts 02109.

          CLASS COUNSEL EXPENSES. Out-of-pocket disbursements awarded Class Counsel by the Court pursuant to paragraph 10 of the Stipulation.

          CLASS COUNSEL FEES. Fees awarded Class Counsel by the Court pursuant to paragraph 10 of the Stipulation.

          CLASS ESCROW. An escrow account into which the Settlement Amount is to be paid by Cablevision as provided for in paragraph 5 of the Stipulation.

          CLASS NOTICE. This Notice.

          CLASS REPRESENTATIVE. Plaintiff Joel G. Lippe.

          COMMISSION. The Securities and Exchange Commission.

          COMPLAINT. The complaint in the Action.

          CONSENT PROCESS. The solicitation of consents to the Incorporation and Merger including the filing of preliminary and final consent solicitation materials (including the October 18, 1995 Consent Solicitation) and the registration, offer and issuance of the Cablevision Class A Common Stock to be issued in the Merger.

          COURT. Suffolk Superior Court, Commonwealth of Massachusetts, before which the Action is pending.

          CSBC. Cablevision Systems Boston Corporation, a Massachusetts corporation wholly-owned by Dolan, and a General Partner of the Partnership.

          CSSC. Cablevision Systems Services Corporation, a New York corporation wholly-owned by Dolan.

          CSSC FULL CONTRACTUAL RIGHTS. The rights conferred on CSSC pursuant to the terms of the instruments relating to the Preferred Equity held by it, including (i) the right to payment of the full amounts contributed to the Partnership in respect of its Preferred Equity; (ii) any unpaid cumulative distributions thereon at the rate of 15% per annum, compounded semi-annually; and (iii) the right to payment of (i) and (ii) out of funds legally available for distribution to Partners, prior to any distribution to Partners. The right to payment of (i) is subordinate to the payment of the full amounts contributed to the Partnership in respect of Cablevision Finance's Preferred Equity.

          DEFENDANTS. All defendants named in the Action including Cablevision Systems Corporation, Charles F. Dolan, Cablevision of Boston Limited Partnership, Cablevision Systems Boston Corporation, Cablevision of Brookline Limited Partnership, Cablevision Systems Brookline Corporation, Cablevision Systems Services Corporation, Cablevision Finance Limited Partnership, COB, Inc. and Cablevision of Boston, Inc.

          DOLAN. Charles F. Dolan, the managing general partner of the Partnership, the Chairman of Cablevision and the managing general partner of Cablevision of Brookline Limited Partnership, a Massachusetts limited partnership of which 99% is held by the Partnership as its limited partner.

          FINAL APPROVAL. Final Approval occurs when an Order and Final Judgment entered in the Action substantially in the form of Exhibit C attached to the Stipulation or as otherwise approved by Class Counsel, Cablevision Counsel and Partnership Counsel finally approving this Stipulation of Settlement becomes final and nonappealable by virtue of expiration of all appropriate appeal periods without an appeal being filed, or, if an appeal is filed, by final affirmance thereof upon appeal, or final dismissal of all appeals therefrom.

          FULL CONTRACTUAL RIGHTS. Cablevision Finance Full Contractual Rights and CSSC Full Contractual Rights.

          GENERAL PARTNERS. The two general partners of the Partnership, Dolan and CSBC.

          INCORPORATION. The transfer of substantially all of the assets and all of the liabilities of the Partnership to Cablevision of Boston, Inc.

          LIMITED PARTNERS. The investors holding one or more Units in the Partnership.

          LIQUIDATION. The dissolution and liquidation of the Partnership immediately after the consummation of the Merger.

          MERGER. The merger of a wholly-owned subsidiary of Cablevision, COB, Inc., with and into Cablevision of Boston, Inc. pursuant to which the Partnership will receive shares of Cablevision Class A Common Stock in exchange for shares of capital stock of Cablevision of Boston, Inc.

          MERGER AGREEMENT. The Acquisition Agreement and Plan of Merger and Reorganization Relating to Cablevision of Boston Limited Partnership, dated as of June 14, 1994, among Cablevision, the Partnership and certain other parties, as amended from time to time.

          OCTOBER 18, 1995 CONSENT SOLICITATION. The Consent Solicitation Statement/Prospectus, dated October 18, 1995, filed with the Commission and mailed to Limited Partners on or about October 20, 1995.

          PARTNERS. The General Partners and the Limited Partners.

          PARTNERSHIP. Cablevision of Boston Limited Partnership, a Massachusetts limited partnership.

          PARTNERSHIP AGREEMENT. The Partnership's Articles of Limited Partnership, as amended from time to time.

          PARTNERSHIP COUNSEL. Robert L. King and Daniel Murphy, Debevoise & Plimpton, 601 South Figueroa Street, Suite 3700, Los Angeles, California 90017.

          PER UNIT BALANCE. Per Unit Balance has the meaning ascribed to it in paragraph 6(b) of the Stipulation, which is described in Section V.

          PREFERRED EQUITY. Preferred equity in the Partnership.

          PREFERRED EQUITY INTERESTS. The face amount of the Preferred Equity and the cumulative distributions thereon.

          PRELIMINARY APPROVAL. The entry of an Order in the Action substantially in the form of Exhibit B attached to the Stipulation or otherwise approved by Class Counsel, Cablevision Counsel and Partnership Counsel.

          PRELIMINARY CONSENT SOLICITATION. The Preliminary Consent Solicitation Statement/Prospectus filed with the Commission on June 15, 1994, as amended from time to time thereafter.

          SETTLED CLAIMS. Settled Claims has the meaning ascribed thereto in paragraph 1 of the Stipulation, which is also set forth in Section VI.

          SETTLEMENT. The settlement and resolution of the Action as among the Class, on the one hand, and Defendants, on the other hand, and as set forth in the Stipulation.

          SETTLEMENT AMOUNT. The amount of $1,250,000.00 to be paid by Cablevision as set forth in paragraph 5 of the Stipulation.

          SETTLEMENT HEARING. The hearing before the Court on the application for Approval of the proposed Settlement, and any adjournment thereof.

          STIPULATION. The Stipulation of Settlement.

          TRANSACTIONS. Collectively, the Incorporation and the Merger.

          UNAFFILIATED LIMITED PARTNERS. Limited Partners other than Cablevision and officers and directors of Cablevision.




Dated:  Boston, Massachusetts
        November 21, 1995




                                           Clerk of the Court

                                                                  EXHIBIT B

                       COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, SS.                                 SUPERIOR COURT
                                             C.A. NO.  94-5428

-----------------------------------------------------------------------x

JOEL G. LIPPE,                          :
                         PLAINTIFF,
     v.                                 :

CABLEVISION SYSTEMS CORP., CHARLES F.   :
DOLAN, CABLEVISION OF BOSTON LIMITED
PARTNERSHIP, CABLEVISION SYSTEMS        :
BOSTON CORP., CABLEVISION OF
BROOKLINE LIMITED PARTNERSHIP,          :
CABLEVISION SYSTEMS BROOKLINE CORP.,
CABLEVISION SYSTEMS SERVICES CORP.,     :
CABLEVISION FINANCE LIMITED PARTNER-
SHIP, COB, INC., and CABLEVISION OF     :
BOSTON, INC.,
                                        :

                         DEFENDANTS.
-----------------------------------------------------------------------x

                               HEARING ORDER

     The parties having made application for an Order (i) directing conditional certification of a class solely for purposes of the settlement (the "Settlement") of the above-captioned action (the "Action") in accordance with a Stipulation of Settlement, dated November 20, 1995 (the "Stipulation"), which, together with its Exhibits, sets forth the terms and conditions for the proposed Settlement of the Action; (ii) approving the Notice of Pendency of Action, Class Action Determination, Proposed Settlement, Settlement
Hearing and Right to Appear ("Class Notice") and proposed method of distribution of the Class Notice; and (iii) scheduling a hearing at which the Court will consider an application for approval of the Settlement and for entry of a judgment dismissing the Action with prejudice; and the Court having read and considered the Stipulation and its Exhibits; and all parties having consented to the entry of this Order;

      IT IS HEREBY ORDERED this 21st day of November 1995, that:

           1. All capitalized terms herein shall be defined as set forth in the Stipulation.

           2. For purposes of the Settlement only, the Action shall conditionally be maintained and proceed as a class action pursuant to Rule 23 of the Massachusetts Rules of Civil Procedure, with the named plaintiff, Joel
G. Lippe, as representative of the class ("Class Representative"), and with his counsel, (1) Ronald Litowitz and Richard Speirs, Bernstein Litowitz Berger & Grossmann LLP, 1285 Avenue of the Americas, New York, New York 10019; (2) Thomas Weinstock and James Keegan, Bendit Weinstock & Sharbaugh, 80 Main Street, West Orange, New Jersey 07052; and (3) Thomas G. Shapiro, Shapiro Grace Haber & Urmy, 75 State Street, Boston, Massachusetts 02109, as counsel for the class ("Class Counsel"). The Class shall consist of all persons who were Limited Partners of Cablevision of Boston Limited Partnership (the "Partnership"), beneficially or of record, on November 20, 1995 and were Unaffiliated Limited Partners (the "Class").

           3. A hearing shall be held before the Court on December 6, 1995 at 3:00 p.m., in the Suffolk Superior Court, Commonwealth of Massachusetts, Room 225, Old Courthouse, Pemberton Square, Boston, Massachusetts (the "Settlement Hearing"), for the purposes of (a) determining whether the proposed Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to the members of the Class and should be approved by the Court, and whether the Order and Final Judgment as provided for in paragraph 3(c) of the Stipulation and attached thereto as Exhibit C should be entered, (b) considering the application of Class Counsel for an award of fees and expenses to be paid from the Class Escrow as provided for in paragraph 10 of the Stipulation, and (c) ruling on such other matters as the Court may deem appropriate. The Court may adjourn the Settlement Hearing, or any adjournment thereof, without further notice to members of the Class other than by announcement at the Settlement Hearing, or at any adjournment of the Settlement Hearing.

           4. The Court approves, in form and content, the Class Notice attached as Exhibit 1 hereto, and finds that the mailing and distribution of the Class Notice substantially in the manner and form set forth in paragraph 9 of the Stipulation and in paragraph 5 below meet the requirements of Rule 23 of the Massachusetts Rules of Civil Procedure and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons entitled thereto.

           5. (a) At least 14 days prior to the Settlement Hearing, the Partnership shall cause a copy of the Class Notice to be mailed to all members of the Class, by overnight express mail or overnight courier service (such as Airborne or Federal Express) at the addresses listed on the Partnership's records and used to solicit consents to the Transactions that are a subject of this Action. The Partnership shall also use reasonable efforts to give notice to beneficial owners of limited partnership units by making available additional copies of the Class Notice to any record holder requesting the same for the purpose of distribution to such beneficial owners; and

           (b) At or prior to the Settlement Hearing provided for in paragraph 3 of this Order, the Partnership shall file proof, by affidavit, of such mailings.

          6. At the Settlement Hearing, any member of the Class who desires to do so may appear personally or by counsel, provided an appearance is filed and served as hereinafter set forth, and may show cause, if such member has any, why the Settlement of the Action should not be approved as fair, reasonable and adequate, why final judgment should not be entered dismissing the Settled Claims, as that term is defined in paragraph 7, on the merits and with prejudice to their reassertion by the plaintiff and all members of the Class as determined by the Court, or why the Court should not grant an allowance of Class Counsel Fees and/or Class Counsel Expenses for Class Counsel's services herein and expenses incurred by them; provided, however, that no member of the Class or any other person shall be heard or entitled to contest the approval of the terms and conditions of the Settlement and, if approved, the judgment to be entered thereon and the allowance of Class Counsel Fees and Class Counsel Expenses, and no papers or briefs submitted by any member of the Class or any other person shall be received and considered, except by Order of the Court for good cause shown, unless, no later than two
(2) days prior to the Settlement Hearing, copies of (a) a notice of intention to appear, (b) a detailed statement of such person's specific objections to any matter before the Court, and (c) the grounds for such objections and any reasons for such person's desiring to appear and to be heard, as well as all documents and writings such person desires this Court to consider, shall be received by the following counsel:

           Yvonne S. Quinn
           Sullivan & Cromwell
           125 Broad Street
           New York, New York 10004

           Ronald Litowitz
           Bernstein, Litowitz, Berger & Grossmann LLP
           1285 Avenue of the Americas
           New York, New York 10019

           Robert L. King
           Debevoise & Plimpton
           601 South Figueroa Street
           Suite 3700
           Los Angeles, California 90017

and filed with the Court. Unless the Court otherwise directs, no member of the Class shall be entitled to object to the Settlement, the judgment to be entered herein, or the certification of the Class or the award of Class Counsel Fees and Class Counsel Expenses, or otherwise to be heard, except by serving and filing written objections as described above. Any person who fails to object in the manner provided above shall be deemed to have waived such objection and shall forever be barred from making any such objection in the Action or in any other action or proceeding.

          7. Upon satisfaction of the conditions to payment to Class members in paragraph 6(c) of the Stipulation, the Class Representative and all members of the Class shall conclusively be deemed to have compromised, settled, released and dismissed with prejudice the Settled Claims, and shall be permanently barred and enjoined from instituting, commencing, prosecuting or continuing the Settled Claims. The Settled Claims are all claims, rights, causes of action, suits, matters and issues, known or unknown, that have been or could have been asserted in the Complaint, in the pleadings and proceedings in the Action, or any other action that could have been brought in this or any other forum, by the Class Representative, any Limited Partner, or any putative member of the Class, and any of their successors or assigns, whether directly, representatively, derivatively, individually or in any other capacity, against any of the Defendants, or any party to the Merger Agreement or party to or participant in the Transactions or Liquidation, their respective present or former officers, directors, employees, agents, attorneys, stockholders, advisors, investment bankers, representatives, parents, affiliates, subsidiaries, general and limited partners, heirs, executors, administrators, trustees, predecessors, successors and assigns, or against anyone else, in connection with, arising out of, or in any way related to
(i) any of the acts, facts, transactions, occurrences, breaches, representations or omissions set forth, alleged, embraced or otherwise referred to in the pleadings and proceedings in the Action, including, but not limited to, the Preferred Equity, the Transactions, the Liquidation, the Consent Process and the management and operations of the Partnership or Cablevision of Brookline Limited Partnership, (ii) the Partnership or Cablevision of Brookline Limited Partnership or the management or operations of either, and (iii) any other claim arising out of or in connection with the Partnership for violation of federal, state or other law, or of the common law, which said Class members, or any of them, had, now have, or may hereafter have as a member of the Class or as an individual. Excluded from Settled Claims are (a) any claims relating to any party's alleged failure to comply with the terms and conditions of the Stipulation of Settlement and (b) any appraisal rights that a Class member properly perfects pursuant to Paragraph 1.8 and Annex VI of the Merger Agreement.

           8. All discovery and all other pretrial proceedings in the Action, except for such proceedings ordered by the Court with respect to the motion to approve the Settlement or as agreed to by the parties, are stayed and suspended until further order of this Court. Pending the final determination of whether the Settlement should be approved, no member of the Class may institute, commence, prosecute or continue, representatively, individually, derivatively, on behalf of the Class, or in any other capacity, any action or other proceeding asserting any claim that is a Settled Claim as defined above.

           9. In the event that (a) the Court declines, in any respect, to enter the Order and Final Judgment provided for above and any one of the parties hereto fails to consent to the entry of another form of order in lieu thereof; (b) the Court does not approve the Settlement, including any amendments thereto agreed upon by all of the parties; (c) the Court approves the Settlement or any amendment thereto approved by all of the parties and enters the Order and Final Judgment or any amendment thereto approved by all of the parties, but such approval is reversed on appeal and such reversal becomes final by a lapse of time or otherwise; or (d) the Court approves the Settlement or any amendment thereto approved by all of the parties, enters the Order and Final Judgment or any amendment thereto approved by all of the parties, the Order and Final Judgment becomes final and nonappealable by virtue of expiration of all appropriate appeal periods without an appeal being filed, by final affirmance thereof upon appeal, or final dismissal of all appeals therefrom, and the conditions to payment to Class members in paragraph 6(c) of the Stipulation of Settlement are not thereafter satisfied within six months of the occurrence of Final Approval (or within such period as it may be extended by the Court on consent of all the parties); then, in any of such events, the Stipulation, the Settlement proposed in the Stipulation (including any amendments thereof), any conditional class certification herein and any actions taken or to be taken with respect to the Settlement proposed in the Stipulation, and the Order and Final Judgment to be entered, shall be of no further force or effect and shall be null and void, and shall be without prejudice to any of the parties hereto, who shall be restored in all respects to their respective positions existing prior to the execution of the Stipulation.

           10. The costs and expenses related to the mailing of the Class Notice to the Class members in accordance with paragraphs 4 and 5 above shall be paid by Cablevision in accordance with paragraph 9 of the Stipulation.

           11. The Court reserves the right to approve the Stipulation and the Settlement contained therein with modifications and without further notice to members of the Class, and retains jurisdiction over the Action to consider all further applications arising out of or connected with the proposed Settlement.

Dated:  November 21, 1995


                                 /s/ Maria I. Lopez
                         ---------------------------------------
                         Associate Justice of the Superior Court

                                                                  EXHIBIT C

                       COMMONWEALTH OF MASSACHUSETTS


SUFFOLK, SS.                                 SUPERIOR COURT
                                             C.A. NO. 94-5428

----------------------------------------x

JOEL G. LIPPE,                          :
                    PLAINTIFF,
          v.                            :

CABLEVISION SYSTEMS CORP., CHARLES F.   :
DOLAN, CABLEVISION OF BOSTON LIMITED
PARTNERSHIP, CABLEVISION SYSTEMS        :
BOSTON CORP., CABLEVISION OF
BROOKLINE LIMITED PARTNERSHIP,          :
CABLEVISION SYSTEMS BROOKLINE CORP.,
CABLEVISION SYSTEMS SERVICES CORP.,     :
CABLEVISION FINANCE LIMITED PARTNER-
SHIP, COB, INC., and CABLEVISION OF     :
BOSTON, INC.,
                    DEFENDANTS.         :

----------------------------------------x

                         ORDER AND FINAL JUDGMENT

     A hearing having been held before this Court on December __, 1995, pursuant to this Court's Order dated November __, 1995 (the "Order"), upon a Stipulation of Settlement (the "Stipulation") filed in the above-captioned action (the "Action"); it appearing that due notice of said hearing was given in accordance with the aforesaid Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed settlement (the "Settlement") set forth in the Stipulation and filed separately with the Court; the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Order; the Court having determined that notice to members of the Class (as that term is defined in paragraph 2 of the Order) was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court;

      IT IS ORDERED, ADJUDGED AND DECREED THIS __________________ DAY OF _________________, 1995, AS FOLLOWS:

           1. All capitalized terms used herein shall be defined as set forth in the Stipulation.

           2. The Court finds that on November __, 1995, the Notice of Pendency of Action, Class Action Determination, Proposed Settlement, Settlement Hearing and Right to Appear (the "Class Notice") was mailed or otherwise sent to members of the Class in accordance with paragraph 9 of the Stipulation and paragraphs 4 and 5 of the Order.

           3. Due and adequate notice of the proceedings having been provided to members of the Class, and full opportunity having been offered to the Class to participate in this hearing, it is hereby determined that all members of the Class are bound by the Order and Final Judgment entered herein.

           4. The Class that was certified conditionally pursuant to the Order is finally certified for settlement purposes.

           5. The Court hereby approves and adjudges the terms and conditions of the Settlement as set forth in the Stipulation and as described in the Class Notice to be fair, reasonable and adequate to all members of the Class; the parties to the Stipulation are directed hereby to consummate the Settlement in accordance with the terms and conditions set forth in the Stipulation.

           6. The Action and all of the Settled Claims (as hereinafter defined) are hereby dismissed with prejudice as against the named plaintiff, Joel G. Lippe ("Class Representative"), and all members of the Class, on the merits, and without any award of costs except as otherwise provided herein.

           7. All claims, rights, causes of action, suits, matters and issues, known or unknown, that have been or could have been asserted in the Complaint, in the pleadings and proceedings in the Action, or any other action that could have been brought in this or any other forum, by the Class Representative, any Limited Partner, or any putative member of the Class, and any of their successors or assigns, whether directly, representatively, derivatively, individually or in any other capacity, against any of the Defendants, or any party to the Merger Agreement or party to or participant in the Transactions or Liquidation, their respective present or former officers, directors, employees, agents, attorneys, stockholders, advisors, investment bankers, representatives, parents, affiliates, subsidiaries, general and limited partners, heirs, executors, administrators, trustees, predecessors, successors and assigns, or against anyone else (the "Released Parties"), in connection with, arising out of, or in any way related to (i) any of the acts, facts, transactions, occurrences, breaches, representations or omissions set forth, alleged, embraced or otherwise referred to in the pleadings and proceedings in the Action, including, but not limited to, the Preferred Equity, the Transactions, the Liquidation, the Consent Process and the management and operations of the Partnership or Cablevision of Brookline Limited Partnership, (ii) the Partnership or Cablevision of Brookline Limited Partnership or the management or operations of either, and (iii) any other claim arising out of or in connection with the Partnership for violation of federal, state or other law, or of the common law, which said Class members, or any of them, had, now have, or may hereafter have as a member of the Class or as an individual (the "Settled Claims"), shall be and hereby are fully settled, released, discharged and dismissed with prejudice, without the award of costs to any party except as otherwise provided herein. Excluded from Settled Claims are (a) any claims relating to any party's alleged failure to comply with the terms and conditions of the Stipulation of Settlement and (b) any appraisal rights that a Class member properly perfects pursuant to Paragraph 1.8 and Annex VI of the Merger Agreement.

           8. The Class Representative, and all members of the Class, are hereby individually and severally permanently barred and enjoined from instituting, commencing, prosecuting or continuing any action or other proceeding in any court or tribunal of this or any other jurisdiction, whether directly, representatively, derivatively, individually or in any other capacity, against any of the Released Parties, or against anyone else, in any court or tribunal of this or any other jurisdiction based upon or for the purpose of enforcing any of the Settled Claims, all of which Settled Claims are hereby declared to be compromised, settled, released, dismissed with prejudice and extinguished by virtue of the proceedings in this Action and this Order and Final Judgment.

           9. Counsel for the Class Representative and the Class ("Class Counsel") are awarded Class Counsel Fees in the amount of $___________________ and Class Counsel Expenses in the amount of $__________________, which the Court finds to be fair and reasonable, to be paid in the manner and according to the procedures set forth in paragraph 10 of the Stipulation.

           10. The Released Parties do not admit, either expressly or impliedly, that any of them are subject to any liability with regard to any claim that is a Settled Claim as defined above or any other claim. This Order and Final Judgment shall not constitute any evidence or admission by any of the Defendants in the Action or any other person that any breach of duty or wrongdoing of any nature has been committed and shall not be deemed to create any inference that there is any liability therefor.

           11. Paragraphs 4 through 9 of this Order and Final Judgment are expressly conditioned upon satisfaction of the conditions to payment to Class members set forth in paragraph 6(c) of the Stipulation of Settlement. In the event that such conditions to payment to Class members are not satisfied within six months of the occurrence of Final Judgment (or within such period as it may be extended by the Court on consent of all the parties), then, even if this Order and Final Judgment has become final and nonappealable by virtue of expiration of all appropriate appeal periods without an appeal being filed, or, if an appeal is filed, by final affirmance thereof upon appeal, or final dismissal of all appeals therefrom, paragraphs 4 through 9 of this Order and Final Judgment shall be of no further force or effect and shall be null and void, and shall be without prejudice to any of the parties hereto, who shall be restored in all respects to their respective positions existing prior to the execution of the Stipulation.

           12. The Clerk of the Court is hereby directed to enter this Order and Final Judgment forthwith in the Action.

           13. Jurisdiction is hereby retained by this Court for the purposes of protecting and implementing the Stipulation and the terms of this Order and Final Judgment, including the resolution of any disputes that may arise with respect to the effectuation of any of the provisions of the Stipulation, and for the entry of such further orders as may be necessary or appropriate in administering and implementing the terms and provisions of the Stipulation and this Order and Final Judgment.

Dated:  December __, 1995


                              _______________________________________
                              Associate Justice of the Superior Court